UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 30, 2012

Date of report (Date of earliest event reported)

Feihe International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor

Chaoyang District, Beijing, China 100016

(Address of principal executive offices, including Zip Code)

+86 (10) 8457-4688

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On April 30, 2012, Feihe International, Inc. (the “Company”) issued a press release announcing the introduction of a product inquiry system and the launch of its new “Super Feifan” premium infant formula series. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In addition, the Company issued a press release announcing the final closing of its redemption of shares from Sequoia Capital China Growth Fund I, L.P. and certain of its affiliates pursuant to the redemption agreement entered into in February 2011.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.  This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Feihe International, Inc. press release announcing introduction of product inquiry system and launch of new “Super Feifan” premium infant formula series
99.2	Feihe International, Inc. press release announcing the final closing of share redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEIHE INTERNATIONAL, INC.

By:	/s/ Leng You-Bin
Leng You-Bin
Chairman and CEO

Date: April 30, 2012

INDEX TO EXHIBITS

Exhibit	Description
99.1	Feihe International, Inc. press release announcing introduction of product inquiry system and launch of new “Super Feifan” premium infant formula series
99.2	Feihe International, Inc. press release announcing the final closing of share redemption